Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	January 25, 2006

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp.
(HTC)

Designated Filer:	Nordic Telephone Company ApS

Other Joint Filers:	Nordic Telephone Company Investment ApS

Addresses:	The principal business address of each of the Joint Filers above is Langelinie Allé 35, DK-2100, Copenhagen, Denmark

Signatures:

NORDIC TELEPHONE COMPANY APS

By:	/s/ Richard Wilson	By:	/s/ Lawrence H. Guffey
Name: Richard Wilson		Name: Lawrence H. Guffey
Title: Director		Title: Director

By	/s/ Oliver Haarmann	By:	/s/ Kurt Björklund
Name: Oliver Haarmann		Name: Kurt Björklund
Title: Director		Title: Director

By:	/s/ Gustavo Schwed
Name: Gustavo Schwed
Title: Director

NORDIC TELEPHONE COMPANY INVESTMENT APS

By:	/s/ Richard Wilson	By:	/s/ Lawrence H. Guffey
Name: Richard Wilson		Name: Lawrence H. Guffey
Title: Director		Title: Director

By	/s/ Oliver Haarmann	By:	/s/ Kurt Björklund
Name: Oliver Haarmann		Name: Kurt Björklund
Title: Director		Title: Director

By:	/s/ Gustavo Schwed
Name: Gustavo Schwed
Title: Director